 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 1996

                                                      REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                        NATIONAL SURGERY CENTERS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
        DELAWARE                     8011                 36-3549627
    (STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
    JURISDICTION OF       CLASSIFICATION CODE NUMBER)
                                                    IDENTIFICATION NUMBER)
    INCORPORATION OR
     ORGANIZATION)     35 EAST WACKER DRIVE, SUITE 2800
                            CHICAGO, ILLINOIS 60601
                           TELEPHONE: (312) 553-4200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               E. TIMOTHY GEARY
                      CHAIRMAN OF THE BOARD OF DIRECTORS,
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                        NATIONAL SURGERY CENTERS, INC.
                       35 EAST WACKER DRIVE, SUITE 2800
                            CHICAGO, ILLINOIS 60601
                           TELEPHONE: (312) 553-4200
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                  COPIES TO:
       STEVEN E. DUCOMMUN, ESQ.                J. VAUGHAN CURTIS, ESQ.
          BELL, BOYD & LLOYD                        ALSTON & BIRD
        70 WEST MADISON STREET               1201 WEST PEACHTREE STREET
        CHICAGO, ILLINOIS 60602              ATLANTA, GEORGIA 30309-3424
       TELEPHONE: (312) 372-1121              TELEPHONE: (404) 881-7000

                                ---------------

                         FILING CERTAIN EXHIBITS

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the estimated expenses to be borne by the Company in connection with the registration, issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimates except the SEC registration fee and the NASD filing fee.

      Securities and Exchange Commission registration fee............. $ 30,677
      NASD filing fee.................................................    9,396
      NASDAQ listing fee..............................................   17,500
      Transfer agent and registrar's fee and expenses.................    5,000
      Blue Sky fees and expenses......................................   10,000
      Printing and engraving expenses.................................   75,000
      Legal fees and expenses.........................................  100,000
      Accounting fees and expenses....................................  150,000
      Miscellaneous...................................................    2,427
                                                                       --------
          Total....................................................... $400,000
                                                                       ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the General Corporation Law of Delaware authorizes the Company to indemnify its directors and officers under specified circumstances. The Certificate of Incorporation and bylaws of the Company provide that the Company shall indemnify, to the extent permitted by Delaware law, its directors and officers (and may indemnify its employees and agents) against liabilities (including expenses, judgments and settlements) incurred by them in connection with any actual or threatened action, suit, or proceeding to which they are or may become parties and which arises out of their status as directors, officers, or employees.

  The Company's Certificate of Incorporation eliminates, to the fullest extent permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for a breach of such director's fiduciary duty of care except for liability where a director (a) breaches his or her duty of loyalty to the Company or its stockholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorizes payment of an illegal dividend or stock repurchase, or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his responsibilities under any other law, including the federal securities laws.

  The directors and officers of the Company are insured within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  On October 1, 1993, pursuant to an Asset Purchase Agreement dated October 9, 1991 among the Company, Olympic Ambulatory Surgery Center, Inc., a Washington corporation, and certain other signatories thereto, the Company issued to two accredited investors $65,000 aggregate principal amount of 9% Convertible Subordinated Notes of the Company due October 1, 1998. The above-mentioned securities were issued without registration under the Securities Act, in reliance upon the exemption in Section 4(2) of the Securities Act.

  On October 20, 1993, pursuant to a Stock Purchase Agreement dated October 20, 1993 among the Company and all of the holders of the outstanding capital stock of Walk In and Out, Inc., a Kentucky corporation ("Walk In"), in exchange for the transfer of all of Walk In's outstanding capital stock, the Company issued to eight accredited investors $97,125 aggregate principal amount of 7% Convertible Subordinated Notes of the Company due October 20, 2000. The above-mentioned securities were issued without registration under the Securities Act, in reliance upon the exemption in Section 4(2) of the Securities Act.

  On March 23, 1994, pursuant to an earnout provision in an Asset Purchase Agreement dated November 11, 1992 between the Company and Surgical Center of Elizabethtown, Inc., a Kentucky corporation, the Company issued to an accredited investor 17,499 shares of Common Stock for an aggregate purchase price of $280,000. The above-mentioned securities were issued without registration under the Securities Act, in reliance upon the exemptions in Sections 4(2) and 4(6) of the Securities Act and Rule 506 of Regulation D.

  On June 21, 1994, the Company issued to one individual warrants to purchase an aggregate of 22,500 shares of Common Stock for an aggregate purchase price of $4,950. The above-mentioned securities were issued without registration under the Securities Act, in reliance upon the exemption in Section 4(2) of the Securities Act and Rule 504 of Regulation D.

  On August 18, 1994, pursuant to a Common Stock Purchase Agreement by and between the Company and J.P. Morgan Capital Corporation, a Delaware corporation ("J.P. Morgan''), the Company issued and sold to J.P. Morgan 200,000 shares of Common Stock and 976,470 shares of the Company's Non-voting Common Stock, for an aggregate purchase price of $10,000,000. The above-mentioned securities were sold without registration under the Securities Act, in reliance upon the exemptions in Sections 4(2) and 4(6) of the Securities Act and Rule 506 of Regulation D.

  On September 27, 1994, the Company sold to seven accredited investors 26,176 shares of Common Stock for an aggregate purchase price of $222,517. The above-mentioned securities were sold without registration under the Securities Act, in reliance upon the exemption in Section 4(2) of the Securities Act.

  On December 6, 1994, the Company sold to three accredited investors 4,087 shares of Common Stock for an aggregate purchase price of $34,752. The above-mentioned securities were sold without registration under the Securities Act, in reliance upon the exemption in Section 4(2) of the Securities Act.

  On December 16, 1994, pursuant to an Asset Purchase Agreement dated November 22, 1991 among the Company, Village Ambulatory Surgery Associates, Inc., a North Carolina corporation, and certain other signatories thereto, the Company issued to three accredited investors $917,504 aggregate principal amount of 9% per annum Convertible Subordinated Notes of the Company due December 31, 2000. The above-mentioned securities were sold without registration under the Securities Act, in reliance upon the exemption in Section 4(2) of the Securities Act.

  On March 1, 1995, pursuant to an Asset Purchase Agreement dated June 30, 1992 among the Company, First Hill Surgery Center, Inc., a Washington corporation, and certain other signatories thereto, the Company issued to an accredited investor $300,000 aggregate principal amount of 9.5% Convertible Subordinated Notes of the Company due October 1, 2000. The above-mentioned security was issued to that accredited investor without registration under the Securities Act, in reliance upon the exemption in Section 4(2) of the Securities Act.

  On May 23, 1995, the Company sold to accredited investors 37,494 shares of Common Stock for an aggregate purchase price of $318,699. The above-mentioned securities were sold without registration under the Securities Act, in reliance upon the exemptions in Sections 4(2) and 4(6) of the Securities Act and Rule 506 of Regulation D.

  On June 20, 1995, pursuant to an exercise of options under the Company's 1992 Stock Option Plan, the Company issued and sold to a former employee of the Company, 999 shares of Common Stock for an aggregate purchase price of $8,500. The above-mentioned securities were sold without registration under the Securities Act in reliance upon the exemption in Rule 701 under the Securities Act.

  On July 5, 1995, the Company issued to one individual warrants to purchase an aggregate of 15,000 shares of Common Stock for an aggregate purchase price of $2,500. The above-mentioned securities were issued without registration under the Securities Act, in reliance upon the exemption in Section 4(2) of the Securities Act and Rule 504 of Regulation D.

  On August 1, 1995, pursuant to an exercise of options under the Company's 1992 Stock Option Plan, the Company issued and sold to a former employee of the Company, 2,374 shares of Common Stock for an aggregate purchase price of $20,187. The above-mentioned securities were sold without registration under the Securities Act in reliance upon the exemption in Rule 701 under the Securities Act.

  On October 1, 1995, the Company issued to one individual an aggregate of 22,500 shares of Common Stock pursuant to a Stock Purchase Agreement among the Company, Greensboro Specialty Surgicenter Inc., and certain other signatories thereto for an aggregate purchase price of $225,000. The above mentioned securities were issued to that overcredited investor without registration under the Securities Act, in reliance upon the exemption in Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) EXHIBITS

  EXHIBIT
  NUMBER                       DESCRIPTION OF EXHIBIT                      PAGE
  -------                      ----------------------                      ----
  1.1+     Proposed form of Underwriting Agreement
  3.1*     Certificate of Incorporation of the Company
  3.2*     Bylaws of the Company
  4.1*     Specimen certificate representing shares of Common Stock
  4.2*     Debenture and Warrant Purchase Agreement dated June 22, 1992 between the Company and WCAS Capital Partners II, L.P. ("WCAS
           II")
  4.3*     10 1/2% Subordinated Redeemable Debenture Due June 22, 2002
           dated June 22, 1992 issued by the Company to WCAS II
  4.4*     10 1/2% Subordinated Redeemable Debenture Due October 27,
           2002 dated October 27, 1992 issued by the Company to WCAS II
  5.1+     Opinion of Bell, Boyd & Lloyd as to the legality of the Com-
           mon Stock
 10.1+     Amended and Restated 1992 Stock Option Plan of the Company,
           as further amended.
 10.2+     Amended and Restated Employee Stock Purchase Plan of the Com-
           pany
 10.3*     Lease dated December 22, 1988 between Surgical Center Invest-
           ors, Ltd. ("SCI") and Surgical Center of Greensboro, Inc.
           ("SCE")
 10.4*     Agreement dated June 23, 1992 among SCI, Surgical Care and
           SCE
 10.5*     Second Amendment to Lease dated September 24, 1992 between
           SCI and NSC Greensboro, Inc.
 10.6*     Common Stock Purchase Agreement dated August 18, 1994 between the Company and J.P. Morgan Capital Corporation ("JPMCC")
 10.7*     Amended and Restated Credit Agreement dated August 18, 1994 between the Company and Continental Bank

  EXHIBIT
  NUMBER                       DESCRIPTION OF EXHIBIT                      PAGE
  -------                      ----------------------                      ----
 10.8*     Supplemental Agreement No. 3 dated March 31, 1995 between the
           Company and Bank of America Illinois (formerly known as Con-
           tinental Bank)
 10.9*     Form of Employment Agreement between the Company and E. Timo-
           thy Geary ("ETG")
 10.10*    Form of Employment Agreement between the Company and John G.
           Rex-Waller ("JRW")
 10.11*    Form of Employment Agreement between the Company and Dennis
           D. Solheim
 10.12*    Form of Employment Agreement between the Company and Richard
           D. Pence
 10.13*    Form of Employment Agreement between the Company and Dennis
           J. Zamojski
 10.14*    Management Agreement dated November 22, 1991 among Physicians
           Ambulatory Management Corp. ("PAM"), NSC Fayetteville, Inc.
           and Fayetteville Ambulatory Surgery Center Limited Partner-
           ship
 10.15*    Amended and Restated Registration Rights Agreement dated Au-
           gust 18, 1994 among the Company, Welsh, Carson, Anderson &
           Stowe V, L.P. ("WCAS V"), WCA Management Corp., Camp Hill As-
           sociates II, WILBLAIRCO Associates, ETG, JRW and JPMCC
 10.16*    Convertible Subordinated Note dated December 16, 1994, for
           $1,750,000, of the Company made payable to Village Ambulatory
           Surgery Associates, Inc. ("VASA")
 10.17*    Convertible Subordinated Note dated December 16, 1994, for
           $350,000, of the Company made payable to VASA
 10.18*    Convertible Subordinated Note dated December 16, 1994, for
           $780,000, of the Company made payable to VASA
 10.19*    Convertible Subordinated Note dated December 16, 1994, for
           $275,000, of the Company made payable to PAM
 10.20*    Convertible Subordinated Note dated December 16, 1994, for
           $68,752, of the Company made payable to John T. Henlery, Jr.
 10.21*    Warrant Purchase Agreement dated June 24, 1992 between the
           Company and WCAS V
 10.22*    Stock Subscription Warrant dated June 24, 1992 issued by the
           Company to WCAS V
 10.23*    Warrant Amendment dated August 18, 1994 between the Company and WCAS V
 10.24*    Warrant Amendment dated August 18, 1994 between the Company and WCAS II
 10.25*    Second Amendment to Warrant dated August 18, 1994 between the
           Company and WCAS II
 10.26*    Second Amendment to Warrant dated December 31, 1994 between the Company and WCAS II
 10.27**   Purchase Agreement dated February 23, 1996 among National
           Surgery Centers, Inc.; Endoscopy Center Affiliates, Inc.; and
           Caremark Inc.
 10.28***  Purchase Agreement dated February 21, 1996 by and among the following parties: Coram Healthcare Corporation, a Nevada
           corporation; T2 Medical, Inc., Delaware corporation; Surgex,
           Inc., a Nevada corporation; Ronald E. Moore; and National
           Surgery Centers, Inc., a Delaware corporation
 10.29**** Agreement to Purchase Partnership Interests relating to
           Westside Surgery Centers, Ltd. Among National Surgery
           Centers, Inc., NSC Houston, Inc., Healthfirst Medical
           Westside Corporation and The Limited Partners of Westside
           Surgery Center, Ltd. Who Agree to Sell a Portion of Their
           Limited Partnership Interests to NSC Houston, Inc.

  EXHIBIT
  NUMBER                      DESCRIPTION OF EXHIBIT                      PAGE
  -------                     ----------------------                      ----
 21.1      Revised list of subsidiaries of the Company
 23.1+     Consent of Ernst & Young LLP (included in Part II of this
           registration statement)
 23.2+     Consent of Bell, Boyd & Lloyd (contained in Exhibit 5.1)
 23.3+     Consent of Arthur Andersen LLP (included in Part II of this registration statement)
 23.4+     Consent of Habif, Arogeti & Wynne, P.C. (included in Part II of this registration statement)
 24.1+     Powers of Attorney (included on the signature page of this registration statement)

--------
*Incorporated by reference to the corresponding exhibit to the Company's
   Registration Statement on Form S-1, Registration No. 33-96996. **Incorporated by reference to the corresponding exhibit to the Company's
   Current Report on Form 8-K dated February 23, 1996.
***Incorporated by reference to the corresponding exhibit to the Company's
   Current Report on Form 8-K dated May 13, 1996.
****Incorporated by reference to the corresponding exhibit to the Company's
   Current Report on Form 8-K dated July 19, 1996.

+Previously filed.

  (b) FINANCIAL STATEMENT SCHEDULES

                                                                            PAGE
                                                                            ----
+Report of Independent Auditors on Schedules............................... S-1
+Schedule I Condensed Financial Information of the Company................. S-2
+Schedule II Valuation and Qualifying Accounts of the Company.............. S-5

--------
  +Incorporated by reference to the corresponding schedules to the Company's Annual Report on Form 10-K dated March 29, 1996.

ITEM 17. UNDERTAKINGS

  The undersigned registrant hereby undertakes to provide to the Underwriters, at the closing specified in the Underwriting Agreements, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 14 above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted against the Company by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule

  430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON OCTOBER 16, 1996.

                                          National Surgery Centers, Inc.

                                                 /s/ E. Timothy Geary
                                          By: _________________________________
                                                     E. Timothy Geary
                                            Chairman of the Board of Directors
                                                            and
                                                  Chief Executive Officer



  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON OCTOBER 16, 1996.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


PRINCIPAL EXECUTIVE OFFICER:

           /s/ E. Timothy Geary             Chairman of the Board of Directors and
___________________________________________   Chief Executive Officer
               E. Timothy Geary

PRINCIPAL FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER:

              Bryan S. Fisher*              Chief Financial Officer and Controller


A MAJORITY OF THE DIRECTORS:

             John K. Carlyle*               Director

            Russell L. Carson*              Director

        John T. Henley, Jr., M.D.*          Director

          Donald E. Linder, M.D.*           Director

            Rocco A. Ortenzio*              Director

              Andrew M. Paul*               Director

            John G. Rex-Waller*             Executive Vice President, Secretary,
                                              Treasurer and Director

                                                 /s/ E. Timothy Geary

                                          By: ____________________________

                                                  E. Timothy Geary,


                                                  Attorney-in-Fact

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                       DESCRIPTION OF EXHIBIT                      PAGE
  -------                      ----------------------                      ----
  1.1+     Proposed form of Underwriting Agreement
  3.1*     Certificate of Incorporation of the Company
  3.2*     Bylaws of the Company
  4.1*     Specimen certificate representing shares of Common Stock
  4.2*     Debenture and Warrant Purchase Agreement dated June 22, 1992 between the Company and WCAS Capital Partners II, L.P. ("WCAS
           II")
  4.3*     10 1/2% Subordinated Redeemable Debenture Due June 22, 2002
           dated June 22, 1992 issued by the Company to WCAS II
  4.4*     10 1/2% Subordinated Redeemable Debenture Due October 27,
           2002 dated October 27, 1992 issued by the Company to WCAS II
  5.1+     Opinion of Bell, Boyd & Lloyd as to the legality of the Com-
           mon Stock
 10.1+     Amended and Restated 1992 Stock Option Plan of the Company,
           as further amended.
 10.2+     Amended and Restated Employee Stock Purchase Plan of the Com-
           pany
 10.3*     Lease dated December 22, 1988 between Surgical Center Invest-
           ors, Ltd. ("SCI") and Surgical Center of Greensboro, Inc.
           ("SCE")
 10.4*     Agreement dated June 23, 1992 among SCI, Surgical Care and
           SCE
 10.5*     Second Amendment to Lease dated September 24, 1992 between
           SCI and NSC Greensboro, Inc.
 10.6*     Common Stock Purchase Agreement dated August 18, 1994 between the Company and J.P. Morgan Capital Corporation ("JPMCC")
 10.7*     Amended and Restated Credit Agreement dated August 18, 1994 between the Company and Continental Bank
 10.8*     Supplemental Agreement No. 3 dated March 31, 1995 between the
           Company and Bank of America Illinois (formerly known as Con-
           tinental Bank)
 10.9*     Form of Employment Agreement between the Company and E. Timo-
           thy Geary ("ETG")
 10.10*    Form of Employment Agreement between the Company and John G.
           Rex-Waller ("JRW")
 10.11*    Form of Employment Agreement between the Company and Dennis
           D. Solheim
 10.12*    Form of Employment Agreement between the Company and Richard
           D. Pence
 10.13*    Form of Employment Agreement between the Company and Dennis
           J. Zamojski
 10.14*    Management Agreement dated November 22, 1991 among Physicians
           Ambulatory Management Corp. ("PAM"), NSC Fayetteville, Inc.
           and Fayetteville Ambulatory Surgery Center Limited Partner-
           ship
 10.15*    Amended and Restated Registration Rights Agreement dated Au-
           gust 18, 1994 among the Company, Welsh, Carson, Anderson &
           Stowe V, L.P. ("WCAS V"), WCA Management Corp., Camp Hill As-
           sociates II, WILBLAIRCO Associates, ETG, JRW and JPMCC

  EXHIBIT
  NUMBER                       DESCRIPTION OF EXHIBIT                      PAGE
  -------                      ----------------------                      ----
 10.16*    Convertible Subordinated Note dated December 16, 1994, for
           $1,750,000, of the Company made payable to Village Ambulatory
           Surgery Associates, Inc. ("VASA")
 10.17*    Convertible Subordinated Note dated December 16, 1994, for
           $350,000, of the Company made payable to VASA
 10.18*    Convertible Subordinated Note dated December 16, 1994, for
           $780,000, of the Company made payable to VASA
 10.19*    Convertible Subordinated Note dated December 16, 1994, for
           $275,000, of the Company made payable to PAM
 10.20*    Convertible Subordinated Note dated December 16, 1994, for
           $68,752, of the Company made payable to John T. Henlery, Jr.
 10.21*    Warrant Purchase Agreement dated June 24, 1992 between the
           Company and WCAS V
 10.22*    Stock Subscription Warrant dated June 24, 1992 issued by the
           Company to WCAS V
 10.23*    Warrant Amendment dated August 18, 1994 between the Company and WCAS V
 10.24*    Warrant Amendment dated August 18, 1994 between the Company and WCAS II
 10.25*    Second Amendment to Warrant dated August 18, 1994 between the
           Company and
           WCAS II
 10.26*    Second Amendment to Warrant dated December 31, 1994 between the Company and WCAS II
 10.27**   Purchase Agreement dated February 23, 1996 among National
           Surgery Centers, Inc.; Endoscopy Center Affiliates, Inc.; and
           Caremark Inc.
 10.28***  Purchase Agreement dated February 21, 1996 by and among the following parties: Coram Healthcare Corporation, a Nevada
           corporation; T2 Medical, Inc., Delaware corporation; Surgex,
           Inc., a Nevada corporation; Ronald E. Moore; and National
           Surgery Centers, Inc., a Delaware corporation
 10.29**** Agreement to Purchase Partnership Interests relating to
           Westside Surgery Centers, Ltd. Among National Surgery
           Centers, Inc., NSC Houston, Inc., Healthfirst Medical
           Westside Corporation and The Limited Partners of Westside
           Surgery Center, Ltd. Who Agree to Sell a Portion of Their
           Limited Partnership Interests to NSC Houston, Inc.
 21.1      Revised list of subsidiaries of the Company
 23.1+     Consent of Ernst & Young LLP (included in Part II of this
           registration statement)
 23.2+     Consent of Bell, Boyd & Lloyd (contained in Exhibit 5.1)
 23.3+     Consent of Arthur Andersen LLP (included in Part II of this registration statement)
 23.4+     Consent of Habif, Arogetie Wynne, P.C. (included in Part II of this registration statement)
 24.1+     Powers of Attorney (included on the signature page of this registration statement)

--------
*Incorporated by reference to the corresponding exhibit to the Company's
   Registration Statement on Form S-1, Registration No. 33-96996. **Incorporated by reference to the corresponding exhibit to the Company's
   Current Report on Form 8-K dated February 23, 1996.
***Incorporated by reference to the corresponding exhibit to the Company's
   Current Report on Form 8-K dated May 13, 1996.
****Incorporated by reference to the corresponding exhibit to the Company's
   Current Report on Form 8-K dated July 19, 1996.

+Previously filed.